Exhibit 10.8

Execution Version

EIGHTH AMENDMENT TO MASTER REPURCHASE AGREEEMNT

THIS EIGHTH AMENDMENT TO MASTER REPURCHASE AGREEMENT (this “Amendment”), dated as of February 15, 2022, by and among MORGAN STANLEY BANK, N.A. (“Buyer”), KREF LENDING IV LLC (“Seller”) and KKR REAL ESTATE FINANCE HOLDINGS L.P. (“Guarantor”) amends that certain Master Repurchase and Securities Contract Agreement, dated December 6, 2016, by and between Buyer and Seller, as modified by that certain Omnibus Amendment, dated as of November 10, 2017 by and among Guarantor, Seller and Buyer, as further modified by that certain First Amendment to Repurchase Agreement, dated as of December 31, 2018 by and between Buyer and Seller, as further modified by that certain Second Amendment to Repurchase Agreement, dated March 14, 2019 by and between Buyer and Seller, as further modified by that certain Third Amendment to Master Repurchase Agreement dated June 7, 2019 by and among Guarantor, Seller and Buyer, as further modified by that certain Fourth Amendment to Master Repurchase Agreement, dated December 4, 2019 by and among Guarantor, Seller and Buyer, as further modified by that certain Fifth Amendment to Master Repurchase Agreement, dated February 21, 2020 by and among Guarantor, Seller and Buyer, as further modified by that certain Sixth Omnibus Amendment, dated June 29, 2021 by and among Guarantor, Seller and Buyer, and as further modified by that certain Seventh Omnibus Amendment, dated December 29, 2021 by and among Guarantor, Seller and Buyer (as the same has been or may be further amended, modified and/or restated from time to time, the “Repurchase Agreement”) and the other Transaction Documents as provided herein.

RECITALS

WHEREAS, the parties hereto desire to make certain amendments to the Repurchase Agreement and the other Transaction Documents as provided herein.

NOW, THEREFORE, for good and valuable consideration, the parties hereto agree as follows:

1.          Amendment to the Repurchase Agreement. Notwithstanding any contrary provisions in the Repurchase Agreement, Seller and Buyer hereby agree that:

(a)       With respect to any new Transactions entered into by Buyer and Seller from and after January 1, 2022, the applicable provisions of the Repurchase Agreement are hereby amended with respect to such Transactions as set forth in Exhibit A attached hereto.

(b)        With respect to any Transactions entered into by Buyer and Seller prior to January 1, 2022 (“Existing Transactions”), effective February 15, 2022, the provisions of the Repurchase Agreement are hereby amended with respect to such Existing Transactions as set forth in Exhibit A attached hereto and Buyer and Seller shall execute and deliver replacement Confirmations reflecting such terms.  Buyer and Seller hereby agree that the “Benchmark Replacement Adjustment” shall be as set forth in clause (1) of the definition thereof appearing in Exhibit A to the Sixth Omnibus Amendment dated as of June 29, 2021 by and between Buyer and Seller or as otherwise agreed between Buyer and Seller and reflected in the replacement Confirmations referenced above.

(c)          The definition of “Significant Modification” shall be amended by adding the following language immediately following clause (xi):

“provided that any waivers, consents, amendments or modifications to any Purchased Asset Document, to the extent providing for the conversion of the interest rate thereunder to a benchmark rate based on SOFR (or another benchmark rate to the extent that such other benchmark rate is being implemented in order to match the benchmark interest rate hereunder) and any benchmark conforming changes made in connection therewith (including waivers, consents, modifications or amendments to or replacements of any related interest rate protection agreements and/or caps relating to the applicable Purchased Asset that are necessary to effect such conversion to SOFR or such other benchmark rate) shall not be considered a Significant Modification.”

2.           Defined Terms. Capitalized terms used but not defined herein shall have the meanings set forth in the Repurchase Agreement.

3.           Ratification and Authority.

(a)         Seller hereby represents and warrants that (i) Seller has the power and authority to enter into this Amendment and to perform its obligations under the Repurchase Agreement as amended hereby and the other Transaction Documents, (ii) Seller has by proper action duly authorized the execution and delivery of this Amendment and (iii) this Amendment has been duly executed and delivered by Seller and constitutes Seller’s legal, valid and binding obligations, enforceable in accordance with its terms, subject to bankruptcy, insolvency and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(b)         Seller hereby (i) unconditionally ratifies and confirms, renews and reaffirms all of its obligations under the Repurchase Agreement and each of the other Transaction Documents, (ii) acknowledges and agrees that such obligations remain in full force and effect, binding on and enforceable against it in accordance with the terms of the Repurchase Agreement as amended hereby and the other Transaction Documents, in each case, subject to bankruptcy, insolvency and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles and (iii) represents, warrants and covenants that it is not in default under the Repurchase Agreement or any of the other Transaction Documents beyond any applicable notice and cure periods, and there are no defenses, offsets or counterclaims against Seller’s obligations under the Repurchase Agreement or the other Transaction Documents.

(c)        Guarantor, by its signature below, hereby (i) unconditionally approves and consents to the execution by Seller of this Amendment and the modifications to the Transaction Documents effected thereby, (ii) unconditionally ratifies, confirms, renews, and reaffirms all of its obligations under the Guaranty, (iii) acknowledges and agrees that its obligations under the Guaranty remain in full force and effect, binding on and enforceable against it in accordance with its terms subject to bankruptcy, insolvency and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles and (iv) represents, warrants and covenants that it is not in default under the Guaranty beyond any applicable notice and cure periods, and there are no defenses, offsets or counterclaims against its obligations under the Guaranty. Guarantor hereby represents and warrants that it has the power and authority to enter into this Amendment and has by proper action duly authorized the execution and delivery of this Amendment by Guarantor.

4.           Continuing Effect. Except as expressly amended by this Amendment, the Repurchase Agreement, the Guaranty and the other Transaction Documents remain in full force and effect in accordance with their respective terms.  This Amendment shall not constitute a novation of any Transaction Document but shall constitute modifications thereof.

5.          References in Transaction Documents. All references to the Repurchase Agreement and the Guaranty in any Transaction Document, or in any other document executed or delivered in connection therewith shall, from and after the execution and delivery of this Amendment, be deemed a reference to the Repurchase Agreement as amended hereby, unless the context expressly requires otherwise.

6.          Governing Law. This Amendment shall be governed by and construed and interpreted in accordance with the laws of the State of New York without giving effect to the conflict of law principles thereof, except for Sections 5-1401 of the General Obligations Law of the State of New York.

7.          Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment in Portable Document Format (PDF) or by facsimile transmission shall be effective as delivery of a manually executed original counterpart thereof.

[Signatures appear on the next page.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered in their names as of the date first above written.

BUYER:

MORGAN STANLEY BANK, N.A., a national banking association

By:	/s/ Bill Bowman
Name: Bill Bowman
Title: Authorized Signatory

[Signatures continue on the next page.]

SELLER:

KREF LENDING IV LLC, a Delaware limited liability company

By:	/s/ Patrick Mattson
Name: Patrick Mattson
Title: Authorized Signatory

GUARANTOR:

KKR REAL ESTATE FINANCE HOLDINGS L.P., a Delaware limited partnership

By:	KKR REAL ESTATE FINANCE TRUST INC., its general partner

By:	/s/ Patrick Mattson
Name: Patrick Mattson
Title: Authorized Signatory

EXHIBIT A

TERM SOFR REPLACEMENT PROVISIONS

1.           The following definitions in Section 2 of the Repurchase Agreement are hereby deleted in their entirety:

“LIBOR”; “Early Opt-In Election”

2.           The following definitions in Section 2 of the Repurchase Agreement are hereby amended and restated in their entirety as follows:

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, any tenor for such Benchmark or payment period for price differential calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of a Pricing Period pursuant to this Agreement as of such date.

“Benchmark” means, initially, Term SOFR; provided that, if a Benchmark Transition Event and the Benchmark Replacement Date with respect thereto have occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent such Benchmark Replacement has replaced such Benchmark pursuant to Section 3(l).

“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Buyer on the applicable Benchmark Replacement Date:

(1)
the sum of: (a) either of (i) Compounded SOFR or (ii) Daily Simple SOFR, as selected by the Buyer to be the then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for the applicable loan market and (b) the applicable Benchmark Replacement Adjustment;

(2)
the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor and (b) the Benchmark Replacement Adjustment; or

(3)
the sum of: (a) the alternate rate of interest that has been selected by the Buyer as the replacement for the then-current Benchmark for the applicable Corresponding Tenor in accordance with any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S . dollar denominated secured financings or securitizations relating to the relevant asset class, as applicable at such time and (b) the Benchmark Replacement Adjustment;

provided that, in each case, the alternative selected shall be consistent with the alternative selected by the Buyer in its commercial real estate mortgage loan repurchase facilities with similarly situated counterparties.  If at any time the Benchmark Replacement as determined pursuant to this definition would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by Buyer as of the Benchmark Replacement Date:

(1)
the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected, endorsed or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement; or

(2)
the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Buyer giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar denominated secured financing or securitization transactions relating to the relevant asset class, as applicable at such time;

provided that, in each case, the alternative selected shall be consistent with the alternative selected by the Buyer in its commercial real estate mortgage loan repurchase facilities with similarly situated counterparties.

“Benchmark Replacement Conforming Changes” means, with respect to the use or administration of Term SOFR or any Benchmark Replacement, any technical, administrative or operational changes (including but not limited to changes to the definition of “Business Day”, the definition of “Pricing Period,” timing and frequency of determining rates and making payments of price differential, timing of Transaction requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Buyer decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Buyer in a manner substantially consistent with market practice for repurchase facilities or similar structured finance arrangements involving counterparties of similar size, credit quality and market reputation as the Seller (or, if the Buyer decides that adoption of any portion of such market practice is not administratively feasible or if the Buyer determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Buyer determines is reasonably necessary in connection with the administration of this Agreement); provided that the technical, administrative or operational changes shall be consistent with the technical, administrative or operational changes selected by the Buyer in its commercial real estate mortgage loan repurchase facilities with similarly situated counterparties.

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark or if the then current Benchmark is Term SOFR, with respect to the Term SOFR Reference Rate:

(1)
in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(2)	in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1)
a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2)
a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3)
a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Compounded SOFR” means the compounded average of SOFRs for the applicable Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate (which, for example, may be compounded in arrears with a lookback and/or suspension period as a mechanism to determine the interest amount payable prior to the end of each Pricing Period or compounded in advance) being established by the Buyer in accordance with:

(1)	the rate or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining compounded SOFR; provided that:

(2)
if, and to the extent that, the Buyer determines that Compounded SOFR cannot be determined in accordance with clause (1) above, then the rate, or methodology for this rate, and conventions for this rate that have been selected by the Buyer giving due consideration to any industry-accepted market practice for similar U.S. dollar denominated secured financing or securitization transactions relating to the relevant asset class, as applicable at such time.

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or a price differential payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which may include a lookback) being established by the Buyer in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for business loans at such times; provided that, if the Buyer decides that any such convention is not administratively feasible, then the Buyer may establish another convention in its reasonable discretion.

“Floor” means zero basis points (0.0%).

“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is Term SOFR, the time set forth in the definition of Term SOFR, and (2) if such Benchmark not Term SOFR, the time determined by Buyer in accordance with the Benchmark Replacement Conforming Changes.

“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.

“Term SOFR” means, with respect to any advance of a Purchase Price or Future Advance Purchase for any day, the Term SOFR Reference Rate for a tenor comparable to the applicable Pricing Period on the day (such day, the “Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Pricing Period, as such rate is published by the Term SOFR Administrator for such day at 6:00 a.m. (New York City time); provided, however, that if as of 5:00 p.m. (New York City time) on any Term SOFR Determination Day the Term SOFR Reference Rate for the foregoing tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Term SOFR Determination Day; provided, further, that if Term SOFR determined as provided above shall be less than the Floor, then Term SOFR shall be deemed to be the Floor.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the Benchmark Replacement Adjustment with respect thereto.

3.           The following definitions are hereby added to Section 2 of the Repurchase Agreement.

“Federal Funds Rate” means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve Bank of New York arranged by federal funds brokers on such day, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations at approximately 10:00 a.m. (New York time) on such day on such transactions received by Buyer from three federal funds brokers of recognized standing selected by Buyer in its sole discretion.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Buyer in its reasonable discretion).

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Term SOFR Determination Day” shall have the meaning set forth in the definition of Term SOFR in this Agreement.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

4.           Section 3(l) of the Repurchase Agreement is hereby deleted and the following is inserted in lieu thereof:

“(l)       Notwithstanding anything to the contrary herein or in any other Transaction Document, if a Benchmark Transition Event and a Benchmark Replacement Date with respect thereto have occurred prior to the Reference Time in connection with any setting of the then-current Benchmark, then such Benchmark Replacement will replace the then-current Benchmark for all purposes under this Agreement and under any other Transaction Document in respect of such Benchmark setting and subsequent Benchmark settings without requiring any amendment to, or requiring any further action by or consent of any other party to, this Agreement or any other Transaction Document.  Notwithstanding the foregoing, in the event that Buyer shall have determined (which determination shall be conclusive and binding upon Seller absent manifest error) that by reason of circumstances affecting the relevant market or otherwise, (i) adequate and reasonable means do not exist for ascertaining the applicable Benchmark, but a Benchmark Transition Event (as provided in the definition of Benchmark Transition Event as set forth herein) has not yet occurred or (ii) the Benchmark does not fairly and accurately reflect the costs to Buyer of effecting or maintaining the Transactions, then Buyer shall give written notice to Seller as soon as practicable thereafter.    If such notice is given, the Pricing Rate with respect to all outstanding Transactions, until such notice has been withdrawn by Buyer, shall be a per annum rate equal to the sum of i. the Federal Funds Rate, plus ii. 0.25%, plus iii. the Applicable Spread.”

5.           Section 3(m) of the Repurchase Agreement is hereby deleted and the following is inserted in lieu thereof:

“(m)      In connection with the implementation and administration of a Benchmark Replacement, Buyer will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without requiring any further action by or consent of any other party to this Agreement or any other Transaction Document.  Buyer will promptly notify Seller of (A) any occurrence of (i) a Benchmark Transition Event and (ii) the Benchmark Replacement Date with respect thereto, (B) the implementation of any Benchmark Replacement, and (C) the effectiveness of any Benchmark Replacement Conforming Changes.  Any determination, decision or election that may be made by Buyer pursuant to Section 3(k) or this Section 3(l), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in the sole discretion of Buyer and without consent from Seller or any other party to any other Transaction Document.”

6.           Section 3(t) of the Repurchase Agreement is hereby deleted and the following is inserted in lieu thereof:

“(t)   If (1) any of the events described in Section 3(l), Section 3(o), Section 3(p) or Section 3(q) result in Buyer’s request for additional amounts, or (2) the conversion to a Benchmark Replacement pursuant to Exhibit A of that certain Eighth Omnibus Amendment dated as of February 15, 2022 by and between Seller and Buyer occurs (unless Seller has consented to such Benchmark Replacement and related Benchmark Replacement Adjustment, if any, at the time of such conversion), then, in each such case, Seller shall have the option to notify Buyer in writing of its intent to terminate all of the Transactions and this Agreement and repurchase all of the Purchased Assets no later than five (5) Business Days after such notice is given to Buyer, and such repurchase by Seller shall be conducted pursuant to and in accordance with Section 3(i). The election by Seller to terminate the Transactions in accordance with this Section 3(t) shall not, with respect to Section 3(t)(1), relieve Seller for liability with respect to any additional amounts or increased costs actually incurred by Buyer prior to the actual repurchase of the Purchased Assets. Notwithstanding anything to the contrary herein, no Exit Fee shall be payable in connection with any such repurchase.”